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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                           -----------------------

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                     Date of Report:  September 29, 1995


                            ACS ENTERPRISES, INC.
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             (Exact name of registrant as specified in charter)


  Pennsylvania                    1-11584                     23-1976138
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 (State or other              (Commission File              (IRS Employer
 jurisdiction of                   Number)                  Identification No.)
 incorporation)


 2510 Metropolitan Drive, Trevose, Pennsylvania                  19053-6789
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 (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number including area code: (215) 396-9400
                                                   --------------

ITEM 5.  OTHER EVENTS

         On September 29, 1995, ACS Enterprises, Inc. (the "Company"), pursuant to an Agreement and Plan of Merger dated March 28, 1995, as amended, by and among the Company, CAI Wireless Systems, Inc ("CAI") and CAI Transactions P, Inc. (the "Merger Agreement") effected the transactions contemplated by the Merger Agreement and became a wholly-owned subsidiary of CAI (the "Merger").

         As a result of the Merger, each shareholder of the Company's Common Stock will receive $3.50 in cash; plus 1.65 shares of CAI Common Stock in exchange for each share of Common Stock of the Company held by such shareholder prior to the Merger.

         In connection with the Merger, trading on the Company's Common Stock ceased at the close of business on September 28, 1995 and the Company de-listed its Common Stock from the NASDAQ National Market. A copy of the joint press release issued by the Company and CAI is attached hereto in the form of Exhibit 99.1.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits:

                 99.1 Joint Press Release issued by CAI Wireless Systems, Inc. and ACS Enterprises, Inc. dated September 29, 1995.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          ACS ENTERPRISES, INC.



                                          By: /s/ Alan Sonnenberg
                                              ------------------------------
                                              Alan Sonnenberg, President


Dated:  October 5, 1995


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                                 EXHIBIT INDEX


Exhibit                                                             Sequential
Number                    Description of Exhibit                    Page Number
-------                   ----------------------                    -----------
99.1                      Joint Press Release issued
                          by CAI Wireless Systems,
                          Inc. and ACS Enterprises,
                          Inc. dated September 29, 1995